                                                                    EXHIBIT 99.1

                                                  CONTACT:  Jim Bauer
                                                            Investor Relations
                                                            (678) 473-2647
                                                            jim.bauer@arrisi.com

                    ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
                           FIRST QUARTER 2006 RESULTS

SUWANEE, GA. (APRIL 26, 2006) ARRIS (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony solutions and next generation high-speed data across the broadband local access network, today announced preliminary and unaudited financial results for the first quarter 2006.

FINANCIAL HIGHLIGHTS:

o Revenues were $208.3 million for the first quarter of 2006, up 53% as compared to $135.9 million in the first quarter 2005 and up 15% as compared to $181.3 million in the fourth quarter of 2005.

o Net income per diluted share for the first quarter 2006 was $0.19, up 375% as compared to $0.04 in the first quarter 2005 and down 5% as compared to $0.20 in the fourth quarter of 2005. Excluding the items detailed below, net income per diluted share for the first quarter 2006 was $0.21 (a non-GAAP measure).

o Consistent with prior guidance, gross margins were 27.1% in the first quarter 2006, equal to the first quarter 2005 and down from 31.9% in the fourth quarter 2005 primarily due to changes in product mix coupled with price reductions that took effect at the beginning of 2006.

o Cash on hand and short-term investments at the end of the first quarter 2006 were $165.8 million, up $57.8 million, or 54%, as compared with $107.9.0 at the end of the first quarter 2005 and up $36.3 million, or 28%, from the end of the fourth quarter 2005. Cash of $31.3 million was generated from operating activities in the first quarter of 2006.

o Book-to-bill ratio was 1.01 in the first quarter as compared to 0.97 in the fourth quarter 2005.

FINANCIAL DETAILS:

Revenues for the first quarter 2006 were $208.3 million. On a U.S. GAAP basis, net income was $20.7 million or $0.19 per diluted share in the first quarter 2006 as compared to the fourth quarter 2005 net income of $22.0 million or $0.20 per diluted share and to the first quarter 2005 net income of $3.4 million or $0.04 per diluted share. Excluding amortization of intangibles, equity compensation expense and other items, the net income was $0.21 per diluted share in the first quarter 2006. A reconciliation of our GAAP to our non-GAAP earnings per share is attached to this release and can also be found on the Company website.

Broadband product revenues were $85.4 million in the first quarter, down approximately 8.1% from the fourth quarter 2005 level of $92.9 million reflecting lower sales of CBR telephony products. Supplies & CPE product revenues were $123.0 million in the first quarter, up approximately 39.1% as compared to $88.4 million in the fourth quarter of 2005, reflecting primarily the strong resurgence of E-MTA sales in the first quarter as customer VoIP rollouts continue. E-MTA revenues and units reached new record levels in the first quarter, exceeding the previous levels of the third quarter 2005. International sales were $51.0 million in the first quarter, as compared to $52.3 million in the fourth quarter 2005. Backlog at the end of the first quarter was $168.9 million compared to $166.5 million at the end of the fourth quarter 2005. Bookings in the first quarter were $210.8 million as compared to $176.6 million in the fourth quarter 2005. The book-to-bill ratio in the first quarter was approximately 1.01, up from 0.97 in the fourth quarter 2005.

Gross margins were 27.1% in the first quarter as compared to fourth quarter 2005 margins of 31.9%. This decrease is predominantly the result a change in product mix during the quarter and price reductions implemented by the Company to win market share. Gross margins of Broadband products were 45.6% in the first quarter as compared to 43.3% in the fourth quarter. Gross margins of the Supplies & CPE products were 14.3% in the first quarter as compared to 19.9% in the fourth quarter.

Operating expenses were $36.9 million in the first quarter, which included equity compensation expense of approximately $2.1 million. This compares to $36.7 million for the fourth quarter, which included $2.4 million of equity compensation expense. Research and development costs included in operating expenses were $15.1 million in the first quarter as compared to $15.0 million in the fourth quarter of 2005.

The Company ended the first quarter with $165.8 million of cash on hand and short-term investments, up from the fourth quarter level of $129.5 million and from the first quarter 2005 level of $107.9 million. Approximately $31.3 million of cash was generated from operating activities in the first quarter. Inventory and turns for the first quarter were $99.7 million and 5.7, respectively, as compared to $113.9 million and 4.8, respectively for the fourth quarter 2005. Accounts receivable ended the first quarter at $91.4 million with DSOs of 38 as compared to $83.5 million and DSOs of 45 at the end of the fourth quarter 2005.

"Our results this quarter show that we have started 2006 with great momentum," said Bob Stanzione, ARRIS Chairman & CEO. "Accelerating competition within our customers' markets continues to drive demand for more bandwidth, more new services and higher levels of quality. The new, innovative and market leading products that ARRIS is now delivering for data, voice and video transport, help our customers in the growing competition between, cable, telco and satellite. As a result, I am very positive about the outlook for ARRIS in 2006 and beyond."

During the first quarter the Company announced a 100 Mb/s broadband trial with NTL, the largest cable operator in the United Kingdom and the introduction of new customer premises products for T1/E1 services over cable operator's HFC networks. Also of long term importance was the Company's April 7, 2006 announcement of a joint development, licensing and supply agreement with UTStarcom (NASDAQ:UTSI) that will together enable the fourth leg of the quadruple play for cable MSOs worldwide. The joint solution will allow customers with Wi-Fi enabled handsets to seamlessly roam between their cellular and Wi-Fi connections, or a service commonly referred to as Fixed Mobile Convergence
(FMC). The Company recently demonstrated this FMC capability at the National Cable show in Atlanta.

"We are off to a strong start to 2006 as customers continue robust deployments of VoIP," said David Potts, ARRIS EVP & CFO. "We now anticipate that our revenues for the second quarter of 2006 will be in the range of $210 to $220 million with net income per diluted share, on a U.S. GAAP basis in the range of $0.20 to $0.23 including amortization of intangibles and equity compensation expense of $0.02. Also included in the second quarter operating expense is $2.5 million, or $0.02 per diluted share, related to license fees encompassed in the agreements recently entered into with UTStarcom. The Company anticipates that a total of $5.0 million will be invested with UTStarcom for license fees over a three year period with the next payment scheduled in 2007."

ARRIS management will conduct a conference call at 8:30am EST on Thursday, April 27, 2006 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group, Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EDT release on April 26, 2006 and the completion of the scheduled conference call on April 27, 2006. A replay of the conference call can be accessed through Tuesday, May 2, 2006 by dialing 877-519-4471 and using the PIN#7252270. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS' complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services can be found at www.arrisi.com

Forward-looking statements:

Statements made in this press release, including those related to:

         o        second quarter 2006 revenues and net income;

         o        the general market outlook and acceptance of ARRIS products;
                  and

         o        the outlook for industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         o projected results for the second quarter of 2006 as well as the general outlook for 2006 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; and,

         o because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                        MARCH 31,      DECEMBER 31,     SEPTEMBER 30,      JUNE 30,         MARCH 31,
                                         2006             2005              2005             2005             2005
                                      (UNAUDITED)                        (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                      -------------    -------------    -------------    -------------    -------------
ASSETS

Current assets:

  Cash and cash equivalents           $     129,559    $      75,286    $      48,194    $      97,194    $      26,546
  Short-term investments                     36,250           54,250           46,250               --           81,400
                                      -------------    -------------    -------------    -------------    -------------
   Total cash, cash equivalents
    and short-term investments              165,809          129,536           94,444           97,194          107,946

  Restricted cash                             6,092            6,073            4,053            4,037            4,025
  Accounts receivable, net                   91,360           83,540           95,791           87,900           63,938
  Other receivables                           4,138              286              887              288              400
  Inventories, net                           99,673          113,909           90,122           80,869           76,249
  Other current assets                        7,345           15,276           20,198            6,700            9,310
                                      -------------    -------------    -------------    -------------    -------------
   Total current assets                     374,417          348,620          305,495          276,988          261,868

Property, plant and equipment, net           24,327           25,557           26,483           26,351           26,217
Goodwill                                    150,569          150,569          150,569          150,569          150,569
Intangibles, net                                702              920            1,138            1,356              884
Investments                                   3,358            3,321            3,347            3,223            4,450
Other assets                                    388              416              395              399            2,210
                                      -------------    -------------    -------------    -------------    -------------
                                      $     553,761    $     529,403    $     487,427    $     458,886    $     446,198
                                      =============    =============    =============    =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable                    $      41,478    $      35,920    $      25,602    $      30,863    $      30,922
  Accrued compensation, benefits
   and related taxes                          9,503           20,424           16,083            9,927            6,990
  Accrued warranty                            8,020            8,479            6,724            6,534            5,450
  Other accrued liabilities                  22,151           20,633           23,104           23,345           25,431
                                      -------------    -------------    -------------    -------------    -------------
   Total current liabilities                 81,152           85,456           71,513           70,669           68,793
Long-term debt, net of current
 portion                                         --               --               --               --           75,000
Accrued pension                              12,943           12,636           11,040           11,574           11,309
Other long-term liabilities                   5,618            5,594            5,643            5,637            5,687
                                      -------------    -------------    -------------    -------------    -------------
                                             99,713          103,686           88,196           87,880          160,789

Stockholders' equity:
  Preferred stock                                --               --               --               --               --
  Common stock                                1,081            1,069            1,065            1,053              873
  Capital in excess of par value            740,954          732,405          727,249          727,096          644,891
  Unearned compensation                          --               --               --           (8,112)          (3,939)
  Unrealized gain on marketable
   securities                                 1,114            1,076              975              838              742
  Unfunded pension losses                    (4,618)          (4,618)          (3,345)          (3,345)          (3,345)
  Accumulated deficit                      (284,831)        (305,554)        (327,520)        (346,340)        (353,629)
  Unrealized gain on derivatives                532            1,523              991               --               --
  Cumulative translation
   adjustments                                 (184)            (184)            (184)            (184)            (184)
                                      -------------    -------------    -------------    -------------    -------------
   Total stockholders' equity               454,048          425,717          399,231          371,006          285,409
                                      -------------    -------------    -------------    -------------    -------------
                                      $     553,761    $     529,403    $     487,427    $     458,886    $     446,198
                                      =============    =============    =============    =============    =============

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                 FOR THE THREE MONTHS
                                                                    ENDED MARCH 31,
                                                            ---------------------------------
                                                                2006                2005
                                                            -------------       -------------
Net sales                                                   $     208,344       $     135,924
Cost of sales                                                     151,837              99,133
                                                            -------------       -------------
   Gross profit                                                    56,507              36,791
   Gross profit %                                                    27.1%               27.1%

Operating expenses:
   Selling, general, and administrative expenses                   21,278              16,519
   Research and development expenses                               15,074              14,801
   Restructuring and impairment charges                               328                 198
   Amortization of intangibles                                        218                 557
                                                            -------------       -------------
                                                                   36,898              32,075
                                                            -------------       -------------
Operating income                                                   19,609               4,716
Other expense (income):
   Interest expense                                                    10               1,018
   Loss on investments and notes receivable                            --                  75
   Loss (gain) on foreign currency                                   (317)                935
   Interest income                                                 (1,520)               (609)
   Other (income) expense, net                                        106                  51
                                                            -------------       -------------
Income from continuing operations before income taxes              21,330               3,246
Income tax expense (benefit)                                          628                (152)
                                                            -------------       -------------
Net income from continuing operations                              20,702               3,398
Income from discontinued operations                                    21                  10
                                                            -------------       -------------
   Net income                                               $      20,723       $       3,408
                                                            =============       =============

Net income per common share - basic:
   Income from continuing operations                        $        0.20       $        0.04
   Income from discontinued operations                               0.00                0.00
                                                            -------------       -------------
   Net income                                               $        0.20       $        0.04
                                                            =============       =============

Net income per common share - diluted:
   Income from continuing operations                        $        0.19       $        0.04
   Income from discontinued operations                               0.00                0.00
                                                            -------------       -------------
   Net income                                               $        0.19       $        0.04
                                                            =============       =============

Weighted average common shares:
   Basic                                                          106,227              87,851
                                                            =============       =============
   Diluted                                                        109,345              90,497
                                                            =============       =============

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                FOR THE THREE MONTHS
                                                                                   ENDED MARCH 31,
                                                                           --------------------------------
                                                                               2006               2005
                                                                           -------------      -------------
OPERATING ACTIVITIES:
   Net income                                                              $      20,723      $       3,408
   Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
     Depreciation                                                                  2,618              2,727
     Amortization of intangibles                                                     218                557
     Equity compensation expense                                                   2,248                553
     Excess tax benefits from stock-based
     compensation plans                                                             (169)                --
     Amortization of deferred finance fees                                            --                153
     Provision for doubtful accounts                                                (265)              (153)
     Gain related to Adelphia receivables                                           (475)                --
     Loss on disposal of fixed assets                                                  2                (12)
     Loss (gain) on investments and notes
     receivable                                                                       --                 75
     Impairment of long-lived assets                                                  --                291
     Income from on discontinued operations                                          (21)               (10)
   Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
     Accounts receivable                                                          (7,555)            (8,124)
     Other receivables                                                            (3,852)                20
     Inventory                                                                    14,236             16,387
     Accounts payable and accrued liabilities                                     (3,666)            (8,833)
     Prepaids and Other, net                                                       7,280               (133)
                                                                           -------------      -------------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         31,322              6,906

INVESTING ACTIVITIES:
   Purchases of property, plant, and equipment                                    (1,389)            (1,924)
   Cash proceeds from sale of property, plant,
   and equipment                                                                      --                 40
   Purchases of short term investments                                                --             (5,000)
   Disposals of short term investments                                            18,000              1,600
   Other                                                                              --               (259)
                                                                           -------------      -------------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                         16,611             (5,543)

FINANCING ACTIVITIES:
   Excess tax benefits from stock-based compensation plans                           169                 --
   Proceeds from issuance of common stock and other                                6,171                111
                                                                           -------------      -------------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                          6,340                111

      NET INCREASE IN CASH AND CASH EQUIVALENTS                                   54,273              1,474
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  75,286             25,072
                                                                           -------------      -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $     129,559      $      26,546
                                                                           =============      =============

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                         Q1 2006                      Q1 2005                       Q4 2005
                                                --------------------------   --------------------------   --------------------------
                                                               PER DILUTED                  PER DILUTED                  PER DILUTED
                                                  AMOUNT          SHARE        AMOUNT          SHARE        AMOUNT          SHARE
                                                -----------    -----------   -----------    -----------   -----------    -----------
Net income (loss)                               $    20,723    $      0.19   $     3,408    $      0.04   $    21,966    $      0.20

Highlighted items:
  Impacting gross margin:
   Equity compensation *                                108             --            31             --           125             --

  Impacting operating expenses:
   Impairment of long-lived assets                       --             --           291             --            --             --
   Gain related to Adelphia receivables                (475)            --            --             --            --             --
   Restructuring charges - adjustments to
    existing accruals                                   328             --           (93)            --           901           0.01
   Amortization of intangibles                          218             --           557           0.01           219             --
   Equity compensation *                              2,140           0.02           522           0.01         2,448           0.02

  Impacting other expenses:
   Gain on investment                                    --             --            --             --           131             --

  Impacting discontinued operations:

    Restructuring charges - adjustments to
     existing accruals                                  (21)            --           (10)            --          (152)            --
                                                -----------    -----------   -----------    -----------   -----------    -----------
Total highlighted items                               2,298           0.02         1,298           0.01         3,672           0.03
                                                -----------    -----------   -----------    -----------   -----------    -----------
Net income (loss) excluding highlighted items   $    23,021    $      0.21   $     4,706    $      0.05   $    25,638    $      0.24
                                                ===========    ===========   ===========    ===========   ===========    ===========
Weighted average common shares - diluted                           109,345                       90,497                      107,296
                                                               ===========                  ===========                  ===========

* ARRIS adopted SFAS 123R effective July 1, 2005. Prior to the adoption date, the provisions of APB 25 were followed. In the periods before Q3 2005, the Company recorded compensation expense related to restricted stock and options subject to variable accounting.

ARRIS believes that presenting net income (loss) and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS' financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS adopted SFAS 123R effective July 1, 2005, as a result of which ARRIS will record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants this non-cash compensation expense may vary significantly. With respect to the gain related to Adelphia receivables, ARRIS adjusted its reserve estimate associated with a previously written off Adelphia receivable. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur. Similarly, the impairment of long-lived assets, restructuring charge adjustments and gain on investment reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides that investors with a greater ability to project ARRIS' future performance. As importantly, in assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management's analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.